                                                                Exhibit 23.1



          Consent of Independent Registered Public Accounting Firm



         We consent to the incorporation by reference in Registration Statement No. 33-5524 of Angelica Corporation on Form S-8 of our report dated July 12, 2005, appearing in this Annual Report on Form 11-K of Angelica Corporation Retirement Savings Plan for the year ended December 31, 2004.



/s/ Rubin, Brown, Gornstein & Co. LLP


St. Louis, Missouri
July 14, 2005